UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

PROPEX FABRICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 The Bluffs

Austell, Georgia 30168

(Address of principal executive offices, including zip code)

(770) 941-1711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 15, 2006, the Propex Fabrics Inc. Board of Directors’ Compensation Committee increased the compensation of several executive officers. It increased the annual salary for Edmund A. Stanczak, Jr., President and Chief Executive Officer, to $400,000, for Philip Barnes, Vice-President, Chief Financial Officer and Treasurer, to $325,000 and for John Stover, Vice President, General Counsel and Secretary, to $220,000. It also increased Mr. Stover’s target bonus percentage to 50 percent and agreed to grant him options to purchase 500 shares of Propex Fabrics Holdings Inc. Class A common stock. The options exercise price will be established at fair market value of the underlying stock and the options will vest progressively over five years and have a ten-year life. The Committee also decided to pay Mr. Barnes a cash lump sum payment of $180,000 as compensation for foregone retirement benefits upon leaving the employment of BP plc, Propex Fabric’s predecessor, in December 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: February 22, 2006	By:	/s/ Philip D. Barnes
Philip D. Barnes
Vice-President, Chief Financial Officer and Treasurer